EXPLANATORY NOTE: [***] INDICATES THE PORTION OF THIS EXHIBIT

THAT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL

AND (II) WOULD BE COMPETITIVELY HARMFUL IN PUBLICLY DISCLOSED.

Exhibit 10.4

MATERIAL TRANSFER AND RESEARCH AGREEMENT

This Agreement is made as of April 1, 2021 (“Effective Date”) by and between AIM ImmunoTech Inc. (“AIM”), a corporation incorporated under the laws of Delaware, USA and The University of Cagliari Dipartimento di Scienze della Vita e dell’Ambiente (UNICA), an educational institution under the laws of Italy, located in Monserrato (Cagliari), Italy (hereinafter referred collectively to as the PARTIES and, unless specifically named, are treated as a single PARTY.).

WHEREAS, AIM and UNICA wish to cooperate in the field of research and development of the effects of AIM’s drug Ampligen [***];

WHEREAS, AIM will provide to UNICA Confidential Information pertaining to AIM’s inventions and know-how [***];

WHEREAS, UNICA will provide Confidential Information to AIM on [***];

WHEREAS, the Parties wish to protect their respective Confidential Information against any unauthorized use and any unauthorized or uncontrolled disclosure.

NOW, THEREFORE, in consideration of the premises and the mutual agreements and undertakings herein set forth, Recipient and AIM hereby agree as follows:

1. DEFINITIONS.

Whenever used in this Agreement, the following terms will have the following meanings:

1.1 “Confidential Information” means any confidential or proprietary information, knowledge, intellectual property, pre-clinical and clinical information or data, technical and/or non-technical material or property, not generally known to third parties and which is proprietary to the Party disclosing such information (the “Disclosing Party”) including information relating to the biochemical and cell-based methods and also but not limited to RNA pharmaceutical products and technologies, double stranded RNA compounds and, in particular, the double stranded RNA compound trademarked Ampligen®.

1.2 “Project” shall mean the research work described on Exhibit A to be conducted by Recipient utilizing Confidential Information and Ampligen®.

EXPLANATORY NOTE: [***] INDICATES THE PORTION OF THIS EXHIBIT

THAT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL

AND (II) WOULD BE COMPETITIVELY HARMFUL IN PUBLICLY DISCLOSED.

2. PROVIDING OF CONFIDENTIAL INFORMATION AND PERFORMANCE OF THE PROJECT.

AIM shall provide to UNICA such Confidential Information and Ampligen® as may be reasonably requested by UNICA for purposes of the Research Project. UNICA will utilize the Confidential Information and Ampligen® and also will utilize its methods solely for purposes of conducting the Research Project. UNICA will promptly and diligently pursue the Research Project in a scientific manner, documenting in reproducible form the work performed and results achieved in pursuing the Research Project.

3. INTELLECTUAL PROPERTY.

All discoveries, know-how, techniques, ideas or intellectual property, whether patented or patentable or not, that are owned and controlled by a party to this Agreement and that were existing or conceived prior to the date of this Agreement will continue to be owned and controlled by the relevant party and are not affected by this Agreement. Title to all inventions and discoveries (“Inventions”) related to AIM’s drug, Ampligen®, will be owned and controlled by AIM. Otherwise, Title to all inventions and discoveries (“Inventions”) made solely by UNICA inventors resulting from the Research Program shall reside with UNICA; title to all Inventions made solely by Sponsor inventors resulting from the Research Program shall reside with AIM; title to all Inventions made jointly by UNICA and AIM inventors resulting from the Research Program shall reside jointly with UNICA and AIM. Inventorship shall be determined in accordance with Patent Cooperation Treaty.

4. CONFIDENTIALITY.

4.1 PARTIES will employ the same degree of care to keep all Confidential Information confidential as it employs with respect to its own information of like importance, and will not use any Confidential Information except for the express purposes of this Agreement and will not disclose any Confidential Information to any third party, except to consultants and employees who are entitled to know such Confidential Information for the purposes of carrying out the object of this Agreement, and who have obligated themselves to all of the provisions of this Agreement. PARTIES shall maintain a written list of the identity of each such third party, including employees of Recipient, to whom Confidential Information is disclosed.

4.2 All Confidential Information shall remain the property of respective PARTIES. Upon the written request of either PARTY or upon termination or expiration of this Agreement, all tangible Confidential Information received from one of the PARTY (including all copies thereof and samples) shall be promptly returned to the other PARTY; provided that the PARTY may retain one (1) copy of such tangible Confidential Information in a secure location for purposes of identifying its obligations under this Agreement.

4.3 The Obligations of confidentiality and non-use set forth in this Article 4 of this Agreement shall not apply to any portion of the Confidential Information that:

(a)	is or becomes public or available to the general public without being wrongfully obtained or through breach of this Agreement or

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THAT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL

AND (II) WOULD BE COMPETITIVELY HARMFUL IN PUBLICLY DISCLOSED.

(b)	was known to and evidenced by PARTY’s written records prepared prior to the date of this Agreement.

4.4 In the event that the receiving PARTY is requested or required (by deposition, interrogatories, request for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any of the Confidential Information, the receiving PARTY shall provide the other PARTY with prompt written notice of any such request or requirement so the other PARTY may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Material Transfer and Research Agreement. If, in the absence of a protective order or other remedy or the receipt of a written waiver by the PARTY, the receiving PARTY or its representatives are nonetheless, in the written opinion of their counsel, legally compelled to disclose Confidential Information to any tribunal or else stand liable for contempt or suffer other censure or penalty, the receiving PARTY may, without liability hereunder, disclose to such tribunal only that portion of the Confidential Information which such counsel advises the receiving PARTY is legally required to be disclosed, provided that Recipient exercised its commercially Reasonable Efforts to preserve the confidentiality of the Confidential Information and provides to the other PARTY a copy of the written opinion relied on.

4.5 Nothing in this Agreement shall be construed as giving the receiving PARTY any right, title, interest in or ownership of the Confidential Information.

4.6 The provisions of this Article 4 shall survive any termination or expiry of this Agreement.

4.7 Publications and Presentations. PARTIES have the right to be co-authors on publications or otherwise publicly disclose at academic and professional conferences and other meetings the results of the Research Project, subject to the following limitations. A draft copy of the proposed publication or public presentation shall be provided for review at least 30 days prior to submission for publication or public presentation. During such 30 day period, one of the PARTY may request to delay the proposed publication or public presentation for up to an additional 30 days to allow for patent or copyright filings or other matters related to the protection of Intellectual Property. In addition, one of the PARTY may suggest changes to the proposed publication or public presentation.

5. DISCLOSURE TO AIM.

UNICA shall provide to AIM in a bi-weekly telephone call starting approximately two weeks after the Effective Date an update in reasonable detail on the progress of the Research Project and a final report written in scientifically reasonable detail thirty (30) days following completion of the Research Project.

6. TERMS AND TERMINATION.

6.1 UNICA will conduct or have conducted the research project described in Exhibit A at a total cost to AIM of €[***]. Thirty (30) % will be due within the 30 days period after signing this agreement. An additional 30% will be due within 30 days of starting the in laboratory portion of the research experiment described in Exhibit A and 40% will be due within 30 days of completion of the in laboratory portion of the research experiment and the delivery of the final scientific report.

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EXPLANATORY NOTE: [***] INDICATES THE PORTION OF THIS EXHIBIT

THAT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL

AND (II) WOULD BE COMPETITIVELY HARMFUL IN PUBLICLY DISCLOSED.

6.2 This Agreement shall terminate upon the earlier of (a) the completion of the Research Project (b) the written agreement of the parties, or (c) one year from the Effective Date.

7. MISCELLANEOUS.

7.1 Notices: All notices required or permitted to be given under this Agreement will be given in writing and will be effective when either personally delivered (including delivery by FedEx or other courier), or when sent by facsimile, addressed as follows:

UNICA:	Prof. Enzo Tramontano
University of Cagliari
Cittadella Universitaria di Monserrato SS554
09042 Monserrato (Cagliari)
Italy

AIM:	David R. Strayer, MD
AIM ImmunoTech Inc.
604 Main Street
Riverton, NJ 08077

Or such other address as either party may hereinafter specify by written notice to the other under this Section 7.1. Such notices and communications will be deemed effective on the date of delivery by hand or upon confirmed answer back by facsimile.

7.2 Entire Agreement; Amendment and Waivers. This Agreement is the entire agreement between UNICA and AIM with respect to the specific subject matter hereof. This Agreement may not be modified, amended, or terminated, nor may any term hereof be waived, except by an instrument in writing, signed by both UNICA and AIM.

7.3 Severability; Enforcement. If any provision of this Agreement, or the application thereof to any person, place, or circumstance, is held by a court of competent jurisdiction to be invalid, unenforceable, or void, as written, in whole or in part, such provision will be amended to the extent necessary to be enforceable and applied by such court in the broadest possible manner consistent with enforceability, and the remainder of this Agreement and such provisions as applied to other persons, places, and circumstances will remain in full force and effect.

7.4 Assignment; Binding Effect. This Agreement may not be assigned, nor may any of the rights or obligations be delegated, without the prior written approval of both parties, provided however, that either party may assign all its rights and obligations under this Agreement in connection with a merger, reorganization or sale of all or a controlling stake of the business to which this Agreement relates.

7.5 Remedies. The parties agree that in the event of any breach or threatened breach of any of the covenants herein, the damage or imminent damage to the value and the goodwill of AIM’s business will be irreparable and extremely difficult to estimate, making any remedy at law or in damages inadequate. Accordingly, the parties agree that AIM will be entitled to injunctive relief (including, without limitation, relief in the nature of a temporary restraining order) against UNICA in the event of any breach of any such covenants, in addition to any other relief (including damages) available to AIM under this Agreement or under law.

7.6 Governing Law. The validity, interpretation, enforceability, and performance of this Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Florida, U.S.A. without regard to the application of conflict of laws.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers.

AIM ImmunoTech INC.:		UNIVERSITY OF CAGLIARI:

By:	/s/ Peter W. Rodino	By:	/s/Anna Maria Fadda
Name:	Peter Rodino 4/5/2021	Name:	Anna Maria Fadda
Title:	General Counsel	Title:	Department Direcotr

By:	/s/ Enzo Tramontano
Name:	Enzo Tramontano
Title:	Scientific Responsible for UNICA

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EXPLANATORY NOTE: [***] INDICATES THE PORTION OF THIS EXHIBIT

THAT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL

AND (II) WOULD BE COMPETITIVELY HARMFUL IN PUBLICLY DISCLOSED.

Exhibit A

Research Project

[***]

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